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                        EL CONQUISTADOR PARTNERSHIP L.P.

                  DEVELOPMENT SERVICES AND MANAGEMENT AGREEMENT

                             DATED JANUARY 12, 1990







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                         EL CONQUISTADOR PARTNERSHIP L.P

                  DEVELOPMENT SERVICES AND MANAGEMENT AGREEMENT

                                TABLE OF CONTENTS
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         ARTICLE                                                                                               PAGE
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         1.       DEVELOPMENT OF THE RESORT.....................................................................  2
                  1.1.     The Renovation.......................................................................  2
                  1.2.     Certain Definitions..................................................................  3
                           1.2.1. "Commencement Date"...........................................................  3
                           1.2.2. "Construction Management Agreement"...........................................  3
                           1.2.3. "Construction Manager"........................................................  4
                           1.2.4. "Consultants".................................................................  4
                           1.2.5. "Contractors".................................................................  4
                           1.2.6. "Project".....................................................................  4
                  1.3.     Technical and Development Services...................................................  4
                  1.4.     Pre-Opening Program..................................................................  5
                  1.5.     Working Capital and Supplies.........................................................  6
                  1.6.     Reimbursable Costs and Expenses......................................................  6
                  1.7.     Partnership's Pre-Approval...........................................................  8
                  1.8.     Pre-Opening Budgets.................................................................. 10
                  1.9.     Compensation for Technical and Development Services.................................. 11
                  1.10.    Obligations Separate................................................................. 13

         2.       APPOINTMENT AS MANAGER OF THE RESORT.......................................................... 14
                  2.1.     Appointment and Term................................................................. 14
                  2.2.     Relation of the Parties.............................................................. 15

         3.       BUDGETS....................................................................................... 16
                  3.1.     General Policy....................................................................... 16
                  3.2.     Fiscal Year.......................................................................... 16
                  3.3.     Annual Budgets....................................................................... 16
                  3.4.     No Guarantee......................................................................... 21

         4.       OPERATION..................................................................................... 21
                  4.1.     Operational Standards, Etc........................................................... 21
                           4.1.1. First Class Resort............................................................ 21
                           4.1.2. Non-Disturbance............................................................... 22

                  4.2.     Permits.............................................................................. 23
                  4.3.     Personnel............................................................................ 24
                           4.3.1. Employees of Partnership...................................................... 24
                           4.3.2. Employees of Manager.......................................................... 24
                           4.3.3. Key Managers.................................................................. 25

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                           4.3.4. Reimbursement for Third Party Costs........................................... 25
                  4.4.     Sales and Promotion.................................................................. 26
                           4.4.1. Sales......................................................................... 26
                           4.4.2. Promotion..................................................................... 26
                  4.5.     Maintenance and Capital Replacement.................................................. 26
                  4.6.     Operating, Supply and Maintenance Contracts.......................................... 27
                  4.7.     Accounting Services.................................................................. 28
                           4.7.1. Books and Records............................................................. 28
                           4.7.2. Annual Financial Information.................................................. 28
                           4.7.3. Monthly Reports............................................................... 29
                           4.7.4. Quarterly Financial Information............................................... 29
                           4.7.5. Meetings...................................................................... 30
                  4.8.     Bank Accounts........................................................................ 30
                  4.9.     Concessions.......................................................................... 30
                  4.10.    Working Capital...................................................................... 31
                  4.11.    Legal Actions........................................................................ 32
                  4.12.    Expenses............................................................................. 32
                           4.12.1. Partnership's Financial Obligations.......................................... 32
                           4.12.2. No Obligation to Fund........................................................ 33
                           4.12.3. Taxes........................................................................ 33
                           4.12.4. Funding Deficits............................................................. 33
                  4.13.    Consent and Approvals................................................................ 34

         5.       COMPENSATION OF MANAGER....................................................................... 34
                  5.1.     Basic Compensation for Management Services........................................... 34
                  5.2.     Incentive Management Fees............................................................ 35
                  5.3.     Fee Adjustment....................................................................... 35
                  5.4.     Subordination of Incentive Management Fees........................................... 35
                           5.4.1. Subordination................................................................. 35
                           5.4.2. Payment of Loans.............................................................. 38
                  5.5.     Losses............................................................................... 38
                  5.6.     Manager Loans........................................................................ 38
                  5.7.     Certain Definitions.................................................................. 39
                           5.7.1. Resort Gross Revenues......................................................... 39
                           5.7.2. Resort Operating Profits...................................................... 40
                           5.7.3. Venture Agreement............................................................. 41

         6.       INSURANCE..................................................................................... 41
                  6.1.     Insurance............................................................................ 41
                  6.2.     Insurance Standards and Requirements................................................. 41
                  6.3.     Indemnification...................................................................... 42
                           6.3.1. Indemnification of Manager.................................................... 42
                           6.3.2. Indemnification of the Partnership............................................ 43
                           6.3.3. Procedure for Indemnification................................................. 44
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         7.       DAMAGE TO RESORT AND CONDEMNATION............................................................. 46
                  7.1.     Casualty Damage...................................................................... 46
                           7.1.1. The Partnership to Restore.................................................... 46
                           7.1.2. Limitation on Restoration..................................................... 47
                  7.2.     Condemnation......................................................................... 47
                           7.2.1. Total Condemnation............................................................ 47
                           7.2.2. Partial Condemnation.......................................................... 48

         8.       TERMINATION................................................................................... 48
                  8.1.     Right of Termination................................................................. 48
                  8.2.     Payments............................................................................. 50
                  8.3.     Manager's Liquidation Share.......................................................... 51
                  8.4.     Null and Void........................................................................ 52

         9.       MISCELLANEOUS................................................................................. 52
                  9.1.     Entire Agreement..................................................................... 52
                  9.2.     Counterparts......................................................................... 53
                  9.3.     Notices.............................................................................. 53
                  9.4.     Waivers.............................................................................. 55
                  9.5.     Severability......................................................................... 55
                  9.6.     Choice of Law........................................................................ 55
                  9.7.     Non-Assignability.................................................................... 55
                  9.8.     Captions............................................................................. 56
                  9.9.     Non-Recourse to Partners............................................................. 56
                  9.10.    Limitation of Remedies............................................................... 56

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                  DEVELOPMENT SERVICES AND MANAGEMENT AGREEMENT

         THIS AGREEMENT, made as of the 12th day of January 1, 1990, by and between EL CONQUISTADOR PARTNERSHIP L.P., a limited partnership formed pursuant to the limited partnership law of the State of Delaware (the "Partnership"), and WILLIAMS HOSPITALITY MANAGEMENT CORPORATION, a Delaware Corporation ("Manager").

                              W I T N E S S E T H:

         WHEREAS, the Partnership is acquiring and renovating a hotel and casino resort in Fajardo, Puerto Rico, formerly known as the "El Conquistador Hotel" to develop the property as a first class, luxury destination mega-resort (the "Resort"); and

         WHEREAS, the Resort is currently closed and will undergo extensive remodeling, renovation, refurbishing and construction (the "Renovation") as generally outlined in Exhibit A annexed hereto, prior and subsequent to its scheduled re-opening in December, 1991; and

         WHEREAS, the parties mutually desire Manager to provide technical assistance and development services during the Renovation and to control, supervise and direct the operation and management of the Resort on behalf of the Partnership after the opening of the Resort;







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         NOW,  THEREFORE,  in consideration of the mutual covenants  hereinafter contained, the parties hereby agree as follows:

         1.       DEVELOPMENT OF THE RESORT.

                  1.1. THE RENOVATION. The Partnership shall proceed diligently to acquire the land and buildings contemplated for the Resort and to use its best efforts to effect the Renovation in accordance with plans and specifications approved by the Partnership so that the Resort may be ready for operation as a first class, luxury destination mega-resort as quickly as practical. Manager shall use its best efforts to assist the Partnership by performing the Technical and Development Services (as hereafter defined) provided in this Section 1 as and when requested by the Partnership and will work closely and coordinate its services with the Partnership and the Construction Manager (as hereafter defined) so that the Resort may be ready for operation as a first class, luxury destination mega-resort as quickly as practical. The parties acknowledge that the Partnership has prepared an estimated budget (the "Development Budget"), a copy of which is annexed hereto as Exhibit B, for all "hard costs" and "soft costs" to be incurred in connection with the Renovation and equipping of the Resort. The parties believe that the Project (as hereafter defined) can be completed within the parameters of the Development Budget. To the extent practical, the Partnership and Manager shall make decisions and recommendations, perform their obligations hereunder and otherwise use their best efforts to complete the


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Renovation  and  perform  the  Technical  and  Development  Services  within the parameters of the Development Budget. Notwithstanding the foregoing, it shall be the Partnership's obligation, subject to the provisions of Section 9.10 hereof, to complete the Renovation, approve Pre-Opening Budgets (as hereafter defined) and deliver to the Manager for management as hereafter provided, a fully equipped, first class, luxury destination mega-resort having substantially all the facilities described in Exhibit A annexed hereto, even if the costs and
expenses  thereof  exceed  the  Development   Budget.  From  time  to  time  the
Partnership may revise the Development Budget without the approval or consent of Manager but such revision shall not affect any previously approved Pre-Opening Budget without the consent of the Manager. The Partnership shall notify Manager promptly of all changes, modifications and refinements to the Development Budget. All references herein to the Development Budget shall refer to such budgets as amended by the Partnership from time to time.

                  1.2.     CERTAIN DEFINITIONS.

                           1.2.1.    "COMMENCEMENT DATE" means the first day the
Resort opens to the general public and commences business.

                           1.2.2.     "CONSTRUCTION  MANAGEMENT AGREEMENT" shall
refer to the contract to be entered into between the Partnership and the "Construction Manager" for construction management services in connection with the Renovation.


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                           1.2.3.     "CONSTRUCTION  MANAGER" shall refer to KG
(Caribbean) Corporation.

                           1.2.4.     "CONSULTANTS"  shall  refer  to any an all
various architectural, landscape, design, engineering or other professional consultants retained by or on behalf of the Partnership for the overall or separate aspects of the Project.

                           1.2.5.     "CONTRACTORS"  shall  refer to any and all
of the various general and specialty contractors, suppliers, trade contractors or other construction related firms or entities retained by or on behalf of the Partnership for the overall or separate aspects of the Renovation.

                           1.2.6.     "PROJECT"  means all  matters  relating to
the acquisition of the land and buildings for the Resort, all things associated with completion of the Renovation and to fully equip the Resort and make it fully operational as a first-class, luxury destination mega-resort having substantially all the facilities described in Exhibit A annexed hereto.

                  1.3. TECHNICAL AND DEVELOPMENT SERVICES. In connection with the Project, and subject to the terms of this Section 1, Manager shall make available and provide to the Partnership the technical and development services ("Technical and Development Services") as are described on Exhibit C annexed hereto. Manager will use its best efforts in rendering such services as and when requested by the Partnership and will work closely with and coordinate its activities with the Construction Manager except that Manager


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makes no  representation  or warranty as to its ability to perform the Technical and Development Services. Manager will make available all of its sources of supply to the Partnership and shall make reasonably available all of its expertise in connection with the Project. To the extent it is able and subject to any other provisions of this Section 1, Manager will provide personnel as needed for the rendering of its Technical and Development Services and for the coordination of its obligations with other parties involved in the Renovation including the Construction Manager. Manager understands that the Partnership may request Manager to render assistance to the Partnership in all phases and aspects of the Renovation and that Manager will be working closely on a day to day basis with the Construction Manager. In some cases, the responsibilities of Manager and the Construction Manager overlap and it is the parties intention that the Manager and the Construction Manager will coordinate their activities in a manner so as to provide the best results to the Partnership. Any conflicts between the Manager and the Construction Manager shall be resolved by the Partnership. Manager shall use its best efforts, subject to the limitations and constraints of this agreement, in rendering the Technical and Development Services consistent with completion of the Project as contemplated and to the extent practical, consistent with the Development Budget.

                  1.4. PRE-OPENING PROGRAM. Prior to the Commencement Date, Manager shall develop and implement a pre-opening program for the


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Resort in  accordance  with  Pre-Opening  Budgets to be  developed  and approved pursuant to Section 1.8 hereof and as part of such program shall on behalf of the Partnership (a) recruit, hire and train the initial staff of the Resort using such training techniques as Manager shall reasonably deem advisable, (b)
organize  the  Resort's   operations  and  services,   including  licensees  and
concessionaires, and (c) provide a marketing program for the Resort, which shall include advertising, promotions, literature, travel, business entertainment and opening celebration ceremonies (all of the foregoing begin referred to herein as the "Pre-Opening Program").

                  1.5. WORKING CAPITAL AND SUPPLIES. Prior to the Commencement Date and consistent with the Development Budget and the Pre-Opening Budgets approved by the Partnership as provided in Section 1.8, the Partnership shall provide all necessary working capital and all necessary inventories of chinaware, silverware, utensils, glasses, linens, towels, uniforms, food, beverage, paper products, soap, cleaning supplies, cards, chips, dice and other casino supplies, golf and marina supplies and other operating supplies and consumables as Manager deems reasonably necessary to operate the Resort as a first class, luxury destination mega-resort.

                  1.6. REIMBURSABLE COSTS AND EXPENSES. Subject to pre-approval by the Partnership as provided in Section 1.8, all costs, fees and expenses incurred by Manager in performance of its duties under this Section 1, including the Pre-Opening Program and Technical and Development

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Services,  shall be borne by the Partnership and shall not be the responsibility of Manager. Manager shall receive monthly reimbursement payments from the Partnership in respect thereof, or, at Manager's request, the Partnership shall pay such costs, fees or expenses directly upon submission of third party invoices therefor. Such costs shall include, but not be limited to, the following:

                           (A)    travel,   meals,   lodging  and  other  living
expenses in connection with travel outside of Puerto Rico;

                           (B)    salaries  personnel of Manager other than Hugh
Andrews, to the extent directly involved in the performance of services hereunder;

                           (C)    reproductions,   postage   and   handling   of
drawings, plans, specifications and other documents;

                           (D)    Manager's computer and duplicating services at
its usual and customary hourly rate or the actual cost of use of outside data processing, computer or duplicating services;

                           (E)    photography and video  procedures,  whether by
Manager or third parties;

                           (F)    renderings, models and work-ups;


                           (G)    cost  of   establishing   and  maintaining  an
on-site office for Manager and/or the Partnership's use including furnishings, equipment and utilities in connection therewith;


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                           (H)    local  and long  distance  phone  charges  and
telecommunication costs;

                           (I)    entertainment   and   promotional    expenses,
particularly in connection with the Pre-Opening Program;

                           (J)    advertising expenses;

                           (K)    salaries  and  fees of third  parties  such as
accounting,  law,  architectural,  design,  engineering  and  decorating  firms;

                           (L)    overtime  work  requiring higher than  regular
rates;

                           (M)    insurance,  if  any,  carried  by  Manager  in
connection with its services;

                           (N)    transportation  to and  from or  otherwise  in
connection with the Project and the performance of Manager's obligations under this Section 1; and

                           (O)    any  other  expense  incurred  by  Manager  in
connection with performance of its obligations under this Section 1.

                  1.7. PARTNERSHIP'S PRE-APPROVAL. Manager acknowledges that the Partnership intends to perform the Renovation and otherwise complete the Project within strict budgetary guidelines evidenced by the Development Budget. Accordingly, Manager will assist the Partnership and the Partnership's agents to set up budgets to the extent reasonably practical for all expenses for which Manager expects to be reimbursed in connection with


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performance of its  obligations  under this Section 1, and to be incurred by the
Partnership in connection with the Project, including staffing, allocation of resources and contingencies. Manager shall only incur such expenses and perform such services under this Section 1 as shall be provided for in a Pre- Opening Budget approved by the Partnership. All of Manager's staffing, allocation and assignment of personnel to the performance of services under this Section 1 shall be subject to the Partnership's prior approval through the Pre-Opening Budget process, which approval shall not be unreasonably withheld. Except as set forth herein, Manager shall not incur or be entitled to reimbursement for any costs or expenses or enter into any contracts, or engage the services of any professionals, consultants or other third parties without the Partnership's
prior  approval  thereof  through  the  Pre-Opening   Budget  approval  process.
Manager's obligation to render Technical and Development Services and establish and carry out the Pre-Opening Program is expressly limited by and conditioned upon the Partnership's approval of the costs and expenses associated therewith evidenced by its approval of a Pre-Opening Budget containing such costs and expenses. The Partnership's obligation to pay or reimburse Manager therefor is expressly subject to the Partnership's prior approval thereof as aforesaid and to its obligations as provided in Section 1.1 but the Pre-Opening Budget approval process and Manager's compliance therewith shall not impair, impede or otherwise affect the payments to Manager of the Development Fee as provided in
Section 1.9 hereof.


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                  1.8.  PRE-OPENING BUDGETS.

                        1.8.1. From time to time Manager shall prepare and deliver to the Partnership cost estimates and budgets ("Pre-Opening Budgets") detailing costs and expenses which Manager intends to incur in connection with its rendering of Technical and Development Services and establishment of the Pre-Opening Program and may provide for unanticipated contingencies. These
Pre-Opening Budgets may be in various forms and formats depending upon the nature of the expenditure for which approval is sought. For example, a Pre-Opening Budget may consist of a request to engage a specific professional such as an architect or designer at a specific price or rate of compensation, may be a request to hire a specific individual or unidentified individuals at specific rates of compensation, or may be in the nature of line items of a general nature such as travel, secretarial services, equipment, landscape, architects, etc. Manager shall identify the expenditures for which approval is sought and provide the Partnership with such detail and explanations to support such requests as may reasonably be requested by the Partnership.

                        1.8.2. The initial Pre-Opening Budget shall be submitted to the Partnership promptly following the execution of this agreement but prior to Manager's performance of any additional Technical and Development Services other than the continuation of services already in progress. The Partnership acknowledges that Manager has heretofore performed Technical and Development Services in connection with the Project and made


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expenditures  and commitments in connection  therewith.  The Partnership  hereby approves such services, expenses and commitments and shall reimburse Manager for the expenses incurred in connection therewith promptly following the execution of this agreement and hereby assumes the commitments, all as set forth in Exhibit D annexed hereto. All subsequent Pre-Opening Budgets shall be submitted to the Partnership for its approval sufficiently in advance of the date by which the expenses are expected to be incurred so as to permit the Partnership an adequate opportunity to fully evaluate and take action with respect to such Pre-Opening Budget. The Partnership shall respond promptly to Manager's requests for approval of Pre-Opening Budgets by approving, disapproving or proposing changes for or modifications to all requests for approval of Pre-Opening Budgets so that there is no unreasonable delay in Manager's performance of its obligations hereunder.

                        1.8.3. Pre-Opening Budgets shall be prepared by the Manager so as to effect the Renovation and completion of the Project as a first class, luxury destination mega-resort and to be ready for the Commencement Date as quickly as practical.

                  1.9.  Compensation for Technical and Development Services.

                        1.9.1. In consideration for all services rendered by Manager under this Section 1, the Partnership shall pay to Manager a fee (the "Development Fee") equal to Three Million Two Hundred Thirty Eight Thousand ($3,238,000) Dollars. In addition to the Development Fee, Manager

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shall receive monthly payments on account of reimbursable  expenses as set forth in Section 1.6 hereof. The Development Fee shall be deemed earned by and shall be paid to Manager in twenty-four (24) equal monthly installments of One Hundred Thirty Four Thousand Nine Hundred Sixteen Dollars and Sixty Seven Cents ($134,916.67) each on the first day of each calendar month commencing December, 1989 and ending November, 1991; provided, however, that the Partnership shall not pay and is not required to pay any portion of the Development Fee unless and until the Partnership acquires the land and buildings on which the Resort shall be located and upon the closing with respect to such acquisition, the Partnership shall pay to the Manager that portion of the Development Fee deemed earned by Manager from December 1, 1989 through the date of such closing.

                        1.9.2. Subject to Section 1.9.1 and any provisions to the contrary which may be required by the lender of the First Mortgage Loan, as defined in the Venture Agreement (as hereafter defined), the Partnership shall pay the Development Fee to Manager as and when earned. The parties acknowledge that the Development Fee shall be paid from funds available to the Partnership including capital contributions to the Partnership and proceeds of loans received by the Partnership from lenders for the Project and that notwithstanding any provision in this Section 1.9 to the contrary, payment of the Development Fee to the Manager as provided herein shall be made only to the extent and in the manner permitted by such lenders; provided, however,


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that the  Partnership  shall make every  effort to include the  Development  Fee within such loans and to permit payment of the Development Fee as provided herein under the terms of such loans. The Partnership shall promptly advise Manager of any limitation or objection by its lenders with respect thereto.

                        1.9.3. Subject to Section 1.9.2, payments to Manager under this Section 1, both of the Development Fee and for reimbursement of expenses, shall be made on the basis set forth herein in full without retainage of other withholding.

                  1.10. OBLIGATIONS SEPARATE. The obligations of Manager under this Section 1 are separate and severable from the obligations of Manager during the Management Term (as hereafter defined). No default or claimed default by Manager in the performance of its obligations under Section 1 hereof shall in any way affect or operate to terminate Manager's rights and obligations with respect to the Management Term, affect Manager's right to commence management of the Resort on the Commencement Date, nor be asserted against Manager or entitle the Partnership to deduct from, offset or withhold any amounts required to be paid to Manager in respect of the Management Term. Provided this agreement has not bee terminated prior to the Commencement Date as provided in Section 8.1.1,
8.1.4 or 8.1.5 hereof, Manager's right to commence management of the Resort on the Commencement Date as hereafter provided is absolute and unconditional and neither the Partnership nor any partner of the Partnership shall assert any claim

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to the contrary.  No deductions  shall be made from the Development Fee or other compensation or from any expenses due Manager on account of penalty, liquidated damage or other sums withheld from payments to Consultants or Contractors, or on account of the cost of changes in work comprising the Project.

                  1.11. If the Partnership observes or otherwise becomes aware of any fault or defect in the Project, or nonconformance with the applicable contract documents, the Partnership shall give prompt written notice thereof to Manager.

                  1.12. Manager shall be entitled to rely upon the expertise of all third party Contractors and Consultants in connection with the Project. Under no circumstances shall the Partnership seek to hold Manager responsible for any acts or omissions of any Contractor or Consultant or for the quality of their performance or lack thereof.

         2.       APPOINTMENT AS MANAGER OF THE RESORT.

                  2.1. APPOINTMENT AND TERM. The Partnership hereby appoints and employs Manager to act as its agent for the supervision, direction and control of the operation and management of the Resort on the Partnership's behalf, upon the terms and conditions hereinafter set forth, for a term of 20 years beginning on the Commencement Date (the "Management Term"). Manager hereby accepts such appointment and shall supervise, direct and control the operation and management of the Resort during the Management


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Term upon the terms and conditions  hereinafter set forth.  As used herein,  the
Resort shall include substantially all the facilities currently contemplated by the Partnership as set forth in Exhibit A annexed hereto to the extent constructed. The Partnership shall also include in the Resort for purposes of Manager's services hereunder as and when built the up to 100 condominium units (each unit to be capable of rental as three separate hotel rooms) currently contemplated by the Partnership to be built in four sections of 25 units each during the years 1992 through 1995, the net rental income from which is contemplated to be included within the Resort's Gross Revenues (as hereafter defined), and such other additional facilities as may be added to the Resort at the election of the Partnership from time to time. Manager shall have no right by virtue of this agreement to manage such other additional facilities unless the Partnership shall have elected to include such facilities in the Resort.

                  2.2. RELATION OF THE PARTIES. In performing its duties during the Management Term, Manager shall be deemed to act only as the appointed agent or representative of the Partnership, and nothing in this agreement shall be construed as creating a tenancy, partnership, joint venture or any other relationship between the parties hereto except that of principal and agent. All debts and liabilities incurred by Manager within the scope and in accordance with the performance of its obligations hereunder as manager of the Resort shall be the debts and obligations of the Partnership only and shall be borne by the Partnership and shall not be the responsibility of Manager.

         3.       BUDGETS.

                  3.1. GENERAL POLICY. It is the intention of the parties to operate the Resort at all times in accordance with pre-established budgets approved by the Partnership and Manager shall not incur on behalf of the Partnership any debts, liabilities, costs, expenses or commitments except within such budgetary restraints or which are otherwise specifically approved by the Partnership except as otherwise contemplated by this agreement. All budgeting, planning and accounting records and reports prepared by Manager will be based upon generally accepted accounting principles consistently applied and the Uniform System of Accounts for Hotels, copyrighted by the Hotel Association for New York City, 8th edition of 1986, as amended from time to time (the "Uniform System of Account for Hotels") and shall, to the extent practical, be coordinated with the Partnership's books and records.

                  3.2. FISCAL YEAR. For all purposes under this agreement, the Resort's fiscal year ("Fiscal Year") shall be the twelve-month period ending on March 31 or such other period as the Partnership shall designate, which period shall be reasonably acceptable to Manager.

                  3.3.  ANNUAL BUDGETS.

                        3.3.1. For each Fiscal Year or part thereof during the Management Term, Manager shall submit to the Partnership 60 days before the beginning of each such Fiscal Year, or, with respect to the Fiscal Year in which the Commencement Date occurs, 45 days before the Commencement

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

Date, reasonably detailed operating budgets (the "Operating Budgets") and capital expenditures budgets (the "Capital Budgets") (the Operating Budgets and Capital Budgets are referred to herein collectively as the "Annual Budgets"), each in comparable detail to the Operating Budgets and Capital Budgets now prepared by Manager in respect of the El San Juan Hotel and Casino and the Condado Plaza Hotel and Casino. Capital Budgets shall contain all items of a capital nature as determined under generally accepted accounting principles and Operation Budgets shall contain all other items. Within 30 days after its receipt of any Annual Budget, the Partnership shall notify Manager in writing of its approval of the Operating Budget and Capital Budget comprising the Annual Budget or items therein or of any objections, changes, revisions or other comments it may have with respect thereto. The Partnership may approve or object to all or any portion of an Annual Budget. To the extent that any budget is approved, in whole or in part, in writing by the Partnership, such budget or portion thereof so approved shall constitute an approved budget ("Approved Budget") for purposes of this agreement and Manager shall be entitled to incur expenses and made commitments consistent with such Approved Budget. To the extent that the Partnership has failed to approve any Annual Budget or portion thereof, Manager and the Partnership shall meet with each other to agree upon a mutually satisfactory Operating Budget or Capital Budget, as the case may be, or portion thereof in accordance with the principle set forth in Section 3.3.5 and, once so agreed, the budget

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
or portion thereof so agreed to shall become an Approved Budget for purposes of this agreement. Subject to Section 9.10, the Partnership shall not, however, be entitled to unilaterally require the reduction of the amount of the total Operating Budget, excluding Variable Charges, (as hereafter defined), below the amount of the total Operating Budget, excluding Variable Charges, contained in the most recent Approved Budget and shall not be entitled to unilaterally require the reduction of the total amount of the Variable Charges so as to reduce the Variable Charges as a percent of projected revenues in the proposed Annual Budget below the amount of the Variable Charges as a percentage of revenues in the most recent Approved Budget. The Partnership shall have absolute discretion to approve or disapprove items in a Capital Budget except the Partnership shall approve portions of the Capital Budgets consistent with the principle set forth in Section 4.5 hereof. No proposed Capital Budget or Operating Budget or portion thereof shall constitute an Approved Budget unless and until it shall be approved by the Partnership as herein provided.

                        3.3.2. After approval of a Capital Budget, Manager may not exceed the expenditures therein without the prior written approval of the Partnership.

                        3.3.3. The parties acknowledge that the Operating Budgets shall consist of certain charges which are not expected to fluctuate based upon occupancy or use of the Resort's facilities ("Stable Charges") and certain charges which will fluctuate based upon occupancy or use of the Resort's facilities ("Variable Charges"). Variable Charges include, but are not limited to, utilities, water, laundry, personnel and food and beverage. Stable Charges include, but are not limited to, marketing and advertising expenses, property taxes and insurance. Within each Operating Budget, Manager shall be entitled to establish a reserve amount which it deems sufficient to cover any cost overruns in connection with the Stable Charges. Accordingly, Manager shall not exceed the total amount of Stable Charges, including such reserve, reflected in an Approved Budget without the prior written consent of the Partnership. Variable Charges shall be reflected in Operating Budgets both as a dollar amount and as a percentage of projected revenues. Manager shall be entitled to incur Variable Charges in an aggregate amount above or below the aggregate dollar amounts reflected in an Approved Budget provided, however, that the aggregate amount of actual Variable Charges as a percentage of projected revenues reflected in the Approved Budget by more than five (5) percentage points.

                        3.3.4. If the Partnership fails to approve Annual Budgets or any portion thereof for any Fiscal Year, Manager may continue to operate the Resort and made expenditures for such Fiscal Year within the parameters of (i) the Operating Budget, including Variable Charges as a percentage of revenues, and (ii) the amount set forth for replacement of furniture, fixtures and equipment in the Capital Budget, each contained in the Approved Budgets for the most recently completed Fiscal Year until full Approved Budgets shall have been established except that Manager shall be entitled to incur increased expenses in the ordinary course of business for matters set forth in the operating Budget if such increases are due to factors beyond the control of Manager such as utility rate increases, increased insurance premiums, tax increases, interest rate increases, supplier price increases and the like.

                        3.3.5. Manager shall prepare Annual Budgets and the Partnership shall act to approve budgets for the purpose of establishing Approved Budgets so as to enable the Resort to operate as a first class, luxury destination mega-resort.

                        3.3.6. In some cases Annual Budgets and therefore Approved Budgets may be broken down by month or quarter. All tests for whether Manager has complied with the Approved Budgets shall be made on an annual basis and not a monthly or quarterly basis. Such more detailed breakdown shall be solely for information purposes.

                        3.3.7. During the course of any Fiscal Year during the Management Term it may be appropriate to modify portions of an Approved Budget based upon actual operations and experience, unforeseen events or otherwise. In such event, Manager shall be entitled to request changes or modifications to Approved Budgets using the same procedures for requests for approval of Annual Budgets as provided above.

                  3.4. NO GUARANTEE. Manager makes no guarantee, warranty or representation whatsoever with respect to any Annual or Approved Budgets, including whether there will be profits or losses from the operation of the Resort or the amount of revenues to be derived. Manager shall use due care in preparing Annual Budgets so that such budgets shall reflect Manager's best estimate of costs and expenses to be incurred and revenues to be generated. The amounts, however, shall be only estimates and Manager shall have no liability to the Partnership with respect to such amounts absent gross negligence, wilful misconduct or fraud in connection with the preparation of such Annual Budgets or in connection with the performance of Manager's obligations during the Management Term.

         4.       OPERATION.

                  4.1.  OPERATIONAL STANDARDS, ETC.

                        4.1.1. FIRST CLASS RESORT. Manager shall, at the expense of the Partnership and subject to Approved Budgets and the provisions of Section
9.10 hereof, use its best efforts to operate the Resort as a first class, luxury destination mega-resort in accordance with the provisions of this agreement and consistent with such standards, other comparable properties in the area and customary practices in the resort industry. Subject to the provisions of Section
9.10 hereof, the Partnership shall conduct its affairs, provide funds and all other matters necessary for the operation of the Resort as a first class, luxury destination mega-resort.

                        4.1.2. NON-DISTURBANCE. Subject to Section 9.10, the Partnership hereby warrants to Manager uninterrupted control and operation of the Resort during the Management Term except as otherwise set forth herein, unless this agreement is earlier terminated as herein provided. The Partnership shall comply with all obligations to lenders to the Partnership so as to preserve ownership of the Resort and to permit the Partnership to fund its obligations hereunder. Except as otherwise set forth herein, Manager shall have complete control and discretion in the management of the Resort and the Partnership shall not interfere or involve itself with the day-to-day operation and affairs of the Resort. Manager shall operate the Resort free of molestation, eviction, disturbance by the Partnership or any third party claiming by, through or under the Partnership. Manager shall have absolute discretion in the determination of room rates, food and beverage menu prices, and charges to guests for other services performed by the Resort for guests and may alter room rates or other charges without prior consultation with the Partnership. Manager shall have control and discretion with regard to the use of the Resort for all customary purposes, including, the terms of admittance to the Resort for rooms, for commercial purposes, for privileges of entertainment, employee rules and practices and all phases of publicity and promotion. No influence shall be brought on Manager by the Partnership relating to the granting or extension of credit. Credit facilities shall be given by Manager in its discretion and in accordance with Manager's standard practice. All of the foregoing shall be consistent with Manager's obligation to operate a first class, luxury destination mega-resort for the benefit of the Partnership as provided hereunder and within Approved Budgets.

                  4.2. PERMITS. Manager shall, on behalf of and with the cooperation of the Partnership and at the Partnership's sole expense, obtain all necessary licenses, findings of suitability, approvals and permits from the applicable governmental authorities (the "Government Authorities"), including the Secretary of the Treasury of the Commonwealth of Puerto Rico and any other governmental body or agency having authority over gaming, as may be required for the operation of the Resort throughout the Management Term, including without limitation, such liquor, bar, restaurant, gaming, marina, sign and hotel licenses as may be required for the operation of the Resort as a first class, luxury destination mega-resort. All such licenses, approvals and permits shall, to the extent possible, be obtained in the name of the Partnership. Manager shall notify the Partnership prior to obtaining any license, approval or permit in the name of anyone other than the Partnership. Manager undertakes to comply in all material respects with the rules, regulations and orders of the Government Authorities and with any conditions set out in any such licenses and permits and at all times to operate and manage the Resort in accordance with such conditions and any other requirements of law. Upon receipt by Manager of notice from the Partnership or any Government Authority that either the Manager or the Resort is not in compliance with the rules, regulations and orders of any Government Authority or any condition in any license or permit, Manager, subject to the Approved Budgets, shall take such action as may be necessary to fully comply therewith.

                  4.3.  PERSONNEL.

                        4.3.1. EMPLOYEES OF PARTNERSHIP. Subject to the Approved
Budgets, Manager, as agent for the Partnership, shall hire, supervise, direct the work of, discharge, and determine the compensation and other benefits of all personnel working in the Resort during the term hereof, all of whom shall be in the sole employ of the Partnership and not in the employ of Manager. Manager shall be the sole judge of the fitness and qualifications of such personnel and shall have absolute discretion in the hiring, supervision, direction, discharging and determination of the compensation and other benefits of such personnel during the course of their employment. Manager shall in no way be liable to such personnel for their wages, compensation or other benefits (including, without limitation, severance, vacation and termination pay), nor to the Partnership, and the Partnership shall not interfere with or give orders or instructions to personnel employed at the Resort. Manager shall not, however, without the written consent of the Partnership, enter into any negotiations with any collective bargaining units or enter into any collective bargaining agreements.

                        4.3.2. EMPLOYEES OF MANAGER. Manager shall employ such of its personnel as deemed necessary by Manager for the performance of its duties hereunder. During the term hereof, Manager shall be reimbursed by the Partnership for the salary, expenses and other compensation or benefits of such personnel, consistent with Approved Budgets. If such personnel perform services for other hotels or resorts managed by Manager, such personnel's salary, expenses and other compensation and benefits shall be fairly allocated by Manager, consistent with allocation methods used with other facilities managed by Manager. Manager shall keep the Partnership advised as to the personnel and services which it performs and shall fully advise the Partnership of allocation procedures used. Manager shall have the right to grant complimentary rooms and food and beverages to key personnel and their families, or to others wherein such is customary in the hotel industry or in Manager's standard practice or policy.

                        4.3.3. KEY MANAGERS. Notwithstanding the foregoing, the Partnership shall have the right to disapprove of Manager's choice for hiring or designation of key managers of the Resort, whether such managers shall be employees of the Partnership or Manager. Such key managers shall include the Resort's general manager, food and beverage manager, casino manager, controller, executive assistant manager and other managers whose annual compensation exceeds $100,000 per year.

                        4.3.4. REIMBURSEMENT FOR THIRD PARTY COSTS. The costs, fees, compensation or other expenses of any persons engaged by the Partnership or Manager in connection with the operations of the Resort and the continuing obligations of the Manager, to perform duties of a specialist in nature related to the operation, maintenance or protection of the Resort, such as engineers, designers, attorneys, independent accountants and the like, shall be borne by the Partnership in accordance with Approved Budgets and shall not be the responsibility of Manager. Such costs, fees, compensation and other expenses shall be included in the Approved Budgets.

                  4.4.  SALES AND PROMOTION.

                        4.4.1. SALES. Manager, on behalf of the Partnership and at the sole expense of the Partnership, shall institute and supervise a sales and marketing program which shall be reflected in the Operating Budgets included in the Approved Budgets.

                        4.4.2. PROMOTION. Manager may cause the Resort, on behalf of the Partnership and at the sole expense of the Partnership in accordance with Approved Budgets, to participate in sales and promotional campaigns and activities involving complimentary rooms, food, beverages and the use of other facilities of the Resort to travel agents, tourist officials and airline representatives.

                  4.5. MAINTENANCE AND CAPITAL REPLACEMENT. The Partnership and Manager recognize the necessity of establishing a continuing program of replacement of furnishings and equipment and the need to cause the Resort to be furnished, equipped and landscaped as a first class, luxury destination mega-resort. The parties acknowledge that the Partnership has estimated that such program during the early years of the Management Term will be approximately 1% of revenues per year and thereafter increase up to approximately 3% of revenues per year. The actual amount shall be fixed each year under the procedures for Approved Budgets. However, the foregoing is intended to establish the Partnership's obligation to approve a budget implementing such program and to set forth the parties' expectation of the scope of such program as of the date hereof. The program shall be reflected in the Capital Budgets prepared by Manager and shall be included in the Approved Budgets consistent with the principles set forth in this Section 4.5 and Section
3.3.5 hereof.

                  4.6. OPERATING, SUPPLY AND MAINTENANCE CONTRACTS. Manager is authorized to make and enter into in the name of, for the account of, and at the expense of the Partnership all such contracts and agreements as are in Manager's opinion necessary for the operation, supply and maintenance of the Resort, except that prior written approval of the Partnership shall be required if such contract or agreement is for a term greater than one year and cannot be terminated without payment or penalty upon not more than 90 days notice. Manager is authorized to pay amounts due under such contracts and agreements when due from the Resort's accounts, consistent with the Approved Budgets. Manager shall be required to obtain the consent of the Partnership before entering into any contract, agreement or purchase involving any structural repair, alteration or rehabilitation of the Resort or the repair or replacement of any furnishings, fixtures or equipment contained therein if not provided for in the Approved Budgets.

                  4.7.     ACCOUNTING SERVICES.

                           4.7.1.      BOOKS AND RECORDS.  As an expense  of the
Partnership, Manager shall maintain an accurate accounting system in connection with its management of the Resort which shall be reasonably coordinated with the accounting system used by the Partnership. The books and records regarding the operation of the Resort shall be kept in accordance with Section 3.1 of this agreement, shall be maintained at the Resort, and shall be the property of the Partnership. As an expense of the Partnership and as reflected in the Approved Budgets, Manager shall comply with all requirements in respect of internal controls and accounting and shall prepare all required reports under the rules and regulations of the Government Authorities or any other applicable law or regulation. In connection with the foregoing and consistent with the Approved Budgets, Manager shall, in connection with its obligations under this Section 4.7.1, exercise due care and diligence, consistent with the level of operations of the Resort contemplated by this agreement.

                           4.7.2.   ANNUAL FINANCIAL INFORMATION.  As an expense
of the Partnership, Manager shall direct that a certified audit of the accounts of the Resort shall be performed annually by Ernst and Young or another independent accounting firm mutually acceptable to the Partnership and Manager and shall instruct such accounting firm to deliver at least one copy thereof, consisting of a balance sheet, income statement and statement of cash flows, to the Manager and the Partnership, at the addresses set forth on Exhibit E annexed hereto, as the same may be amended from time to time, no later than 90 days after the end of each Fiscal Year. Nothing herein contained shall prevent Manager's shareholders or the Partnership's general partners or their duly authorized designees or their independent accounting firms from examining the books and records of the Resort at all reasonable times.

                           4.7.3. MONTHLY REPORTS.  On or before the 25th day of
each month, Manager shall furnish the Partnership at the addresses set forth on Exhibit E annexed hereto with a statement for the preceding calendar month of the gross income received from rooms, food and beverages, gaming, marina, golf course, condominiums and other sources, guest room occupancy percentage, average room rate and total expenses paid by category during the said month, such statement to be prepared in accordance with the Uniform System of Accounts for Hotels. Monthly reports furnished by Manager pursuant to this Section will be in comparable detail to those reports now prepared by Manager for the El San Juan Hotel and Casino and the Condado Plaza Hotel and Casino.

                           4.7.4. QUARTERLY FINANCIAL INFORMATION.  On or before
the expiration of 45 days following the end of each fiscal quarter of the Resort, Manager shall furnish to the Partnership unaudited financial statements of the Resort for that quarter consisting of a balance sheet, income statement and statement of cash flows, prepared in accordance with Section 3.1 of this agreement.

                           4.7.5.   MEETINGS.  During the Management Term and at
the request of the Partnership or either of the General Partners thereof, the Manager shall cause its representatives to meet in Puerto Rico with representatives of the Partnership or such General Partners, as the case may be, no more frequently than once per month, for the purpose of reviewing the financial results of the operations of the Resort and to otherwise respond to all reasonable inquiries of the Partnership or such General Partners concerning the operations of the Resort.

                  4.8. BANK ACCOUNTS. Manager shall establish such bank accounts as Manager deems appropriate for the operation of the Resort. Such bank accounts shall relate solely to the Resort, all Resort Gross Revenues or other Partnership funds shall be deposited, maintained and segregated by the Manager in such accounts and Manager shall not commingle such funds with any of the Manager's funds or any funds of any other person or entity. Such bank accounts shall be established only at financial institutions approved by the Partnership.

                  4.9. CONCESSIONS. Manager is authorized to consummate, in the name of and for the benefit of the Partnership, arrangements and leases with concessionaires, licensees, tenants and other intended users of any facilities related to the Resort. Copies of all such arrangements and leases shall be furnished to the Partnership. The terms of such arrangements or leases shall be subject to the prior approval of the Partnership although Manager shall have absolute discretion in choosing or selecting the type of facility that shall be given to and conducted by such third party. Manager customarily uses a standard form for such arrangements, however, the terms and provisions thereof as well as in each case the specific economic and additional terms thereof, shall be subject to the Partnership's prior approval which approval shall not be unreasonably withheld. For instance, if Manager deems it appropriate that the Resort have an Italian restaurant run by a third party, the Partnership shall have the right to approve the economic and additional terms of the agreement to be entered into by Manager on behalf of the Partnership as aforesaid but the Partnership shall not be entitled to disapprove of the Manager's decision that the restaurant be run by a third party and be an Italian style restaurant, that decision being recognized as being within the scope of Manager's expertise as a manager of first class, luxury resorts.

                  4.10. WORKING CAPITAL. The Partnership shall, at its sole expense, provide Manager will sufficient working capital during the Management Term for the uninterrupted and efficient operation of the Resort as a first class, luxury destination mega-resort and in accordance with the Approved Budgets.

                  4.11. LEGAL ACTIONS. Manager may institute, at its sole option, in its name or the Partnership's name, but at the sole expense of the Partnership, legal actions or other proceedings to collect charges or rents, to oust guests or tenants, or to terminate leases or agreements. Manager shall give the Partnership written notice prior to instituting any action or proceeding involving in excess of $25,000 and which relates to the ordinary course of operations of the Resort, other than routine collection matters. Without the prior written consent of the Partnership, Manager shall not institute any legal actions or other proceedings which involve matters outside the ordinary course of operations of the Resort or which are otherwise of an extraordinary or non-routine nature.

                  4.12.  EXPENSES.

                           4.12.1.     PARTNERSHIP'S FINANCIAL OBLIGATIONS.  All
costs, expenses, funding of operating deficits and working capital, debts, obligations and liabilities of the Partnership or the Resort under this agreement (the "Partnership's Financial Obligations") shall be the sole and exclusive responsibility and obligation of the Partnership. It is understood that statements in this agreement indicating that Manager shall furnish, provide or otherwise supply, present or contribute items or services hereunder shall not be interpreted or construed to mean that Manager is liable or responsible to fund or pay for such items or services.

                           4.12.2.  NO OBLIGATION TO FUND. The Partnership shall
reimburse Manager upon demand for any money or other property which Manager may in its discretion pay out for any reason whatsoever in performing its duties as manager of the Resort hereunder as provided for in the Approved Budgets whether the payment is for operating expenses or any other charges or debts and whether or not designated herein as an obligation of the Manager, the Partnership or the Resort; provided, however, that it is understood and agreed that Manager shall have no obligation or duty to fund or pay for any of the Partnership's Financial Obligations or advance any of its own funds for the operation of the Resort.

                           4.12.3.   TAXES.  As agent for the Partnership and at
the Partnership's sole expense, Manager shall cause to be paid all taxes, fees and other charges due by the Partnership to the Government Authorities and other federal, commonwealth, state and local authorities in respect of the operation of the Resort. The Partnership shall retain the right to contest or cause the Manager to contest such taxes, fees and other charges.

                           4.12.4.   FUNDING  DEFICITS.   With  respect  to  any
deficits which may arise as a result of operations of the Resort, the Partnership shall be obligated to fund and pay such deficits which are not covered by the Resort income, within 30 days after written request therefor by Manager. If the Partnership fails or delays in furnishing funds to cover such deficits, Manager shall have no responsibility or liability, and the Partnership shall indemnify and

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

hold harmless Manager with respect to any liability, however arising, which may arise out of or relate to, directly or indirectly, such failure or delay in funding such deficits. The foregoing obligation is subject to the provisions of
Section 9.10 hereof.

                  4.13. CONSENT AND APPROVALS. In acting under this agreement in all matters relative to this agreement and in approving or consenting to any matter under this agreement, the Partnership and Manager shall act in a reasonable manner and consistent with the operation of a Resort as a first class, luxury destination mega-resort. The Partnership shall take into account Manager's advice stemming from its experience as a manager of first class, luxury resorts, and conditions prevailing generally in the hotel and casino resort industry.

         5.       COMPENSATION OF MANAGER.

                  5.1. BASIC COMPENSATION FOR MANAGEMENT SERVICES. In consideration for all services rendered by Manager as manager of the Resort pursuant to this agreement on and after the Commencement Date, the Partnership shall pay to Manager, subject to the provisions of Section 5.3 of this agreement, a basic management fee (the "Basic Management Fee") of three and one half (3.5%) percent of Resort Gross Revenues (as hereinafter defined in Section 5.7). The Basic Management Fee shall be payable monthly on the 25th day following the end of each month based upon the monthly operating statements prepared and delivered in accordance with Section 4.7 of


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



this agreement, subject, however, to adjustment as provided in Section 5.3 of this agreement.

                  5.2.  INCENTIVE  MANAGEMENT FEES. Subject to the provisions of
Section 5.3 and 5.4 of this agreement, for each Fiscal Year during the term of this agreement, the Partnership shall pay Manager an incentive management fee (the "Incentive Management Fee") of ten (10%) percent of Resort Operating Profits (as hereinafter defined), which Incentive Management Fee shall be payable annually on the earlier to occur of (a) five days after the Partnership's receipt of audited financial statements for such Fiscal Year or
(b) 120 days after the end of such Fiscal Year.

                  5.3. FEE ADJUSTMENT. Basic Management Fees paid or payable to Manager prior to the end of any Fiscal Year will be subject to verification and adjustment after receipt of the audited financial statements for the applicable Fiscal Year. If the Management Term is in effect for less than any full Fiscal Year then the Basic Management Fee and the Incentive Management Fee with respect to such partial Fiscal Year shall be based upon actual operations for the portion of the Fiscal Year included in the Management Term.

                  5.4.     SUBORDINATION OF INCENTIVE MANAGEMENT FEES.

                           5.4.1.   SUBORDINATION.

                                    (A)   Notwithstanding anything herein to the
contrary, no Incentive Management Fee with respect to any Fiscal Year shall

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



be paid by the Partnership or accepted by Manager until (i) all of the interest and principal due and payable during such month or Fiscal Year, as the case may be, with respect to the First Mortgage Loan and the Subordinated Mortgage Loan (as those terms are defined in the Venture Agreement) (the "Loans") shall have been paid or provided for by the Partnership, and (ii) all interest and principal on any Additional Loan or Deficiency Loan and payments of any Preferred Return and Deferred Preferred Return, as those terms are defined in the Venture Agreement, due for such Fiscal Year and any prior Fiscal Year shall have been paid or provided for by the Partnership (all of the foregoing being herein referred to as "Senior Obligations"). All payments of the Incentive Management Fee with respect to any Fiscal Year shall be subordinate to the Senior Obligations in accordance with this Section 5.4 and any payments received by Manager in violation of the foregoing shall be held in trust by Manager for the benefit of the holders of the Senior Obligations and shall be paid over or delivered to the holders of the Senior Obligations in accordance with their respective payment priorities. In addition, in the event of (a) a default under the Loans causing acceleration of the Loans or (b) a sale by the Partnership of all or substantially all of the Resort or (c) the condemnation or insured casualty loss of all or substantially all of the Resort or (d) the liquidation, dissolution or winding up of the Partnership, no Incentive Management Fee shall be paid to Manager until all Senior Obligations have been paid in full.


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



                                    (B)    In the event that notwithstanding the
provisions of this Section 5 subordinating the payment of the Incentive Management Fee to the Senior Obligations in the circumstances set forth herein, Manager shall receive any payment in respect of the Incentive Management Fee at a time when such payment is prohibited by this Section 5 because the subordination provisions of Section 5.4.1 are deemed invalid or unenforceable by a court of competent jurisdiction, then and in such event such payment shall be received and held in trust by Manager for the benefit of the holders of the Senior Obligations and shall be paid over or delivered to the holders of the Senior Obligations in accordance with their respective payment priorities. In such event, Manager shall become subrogated to the rights of such holders to the extent it has turned over payments so received.

                                    (C)     Any   Incentive    Management    Fee
due Manager but which is not paid by the Partnership by reason of the foregoing subordination shall be accrued and carried over, with simple interest at the rate of 10% per annum, until the Partnership shall have paid or provided for payment of the Senior Obligations to the extent provided in this Section 5.4.1 and shall thereafter be paid to Manager. If requested, Manager shall enter into an appropriate subordination agreement evidencing the foregoing if requested by the lenders of the First Mortgage Loan and/or Subordinated Mortgage Loan. Except for the Loans, the Deficiency Loans, the Additional Loans, the Preferred Return and Deferred Preferred Return, the Partnership shall not,


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
without the prior written consent of Manager, enter into any agreement which requires the Partnership to subordinate the Basic Management Fee or the Incentive Management Fee.

                           5.4.2.     PAYMENT OF LOANS.  Subject to Section 9.10
hereof, the Partnership shall pay or provide for the payment, when due, of all principal and interest and other amounts under the Senior Obligations so that the Partnership shall be entitled to pay the Incentive Management Fees provided for by this agreement.

                  5.5. LOSSES. Losses in any Fiscal Year shall be borne exclusively by the Partnership and shall not reduce the amount of any compensation which Manager may be entitled to receive pursuant to this agreement for any prior or subsequent Fiscal Year. No part of such loss shall be charged against, recaptured out of or otherwise serve to diminish or affect the Resort Gross Operating Profit for any prior or subsequent Fiscal Year.

                  5.6. MANAGER LOANS. In the event the General Partners of the Partnership make Deficiency Loans prior to the expiration of five years from the Commencement Date and the KG General Partner makes KG Loans, as those terms are defined in the Venture Agreement, then, so long as such KG Loans remain outstanding, Manager shall make non-recourse loans ("Manager Loans") to the WKA General Partner, as that term is defined in the Venture Agreement, out of payments received by it in respect of the Basic Management Fee to the extent and in an amount equal to 1% of Resort Gross Revenues as


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
provided in the agreement (the "Manager Loan Agreement") to be executed concurrently herewith among Manager, the WKA General Partner and Kumagai Caribbean, Inc. in the form annexed hereto as Exhibit F. Manager hereby authorizes and directs the Partnership, for so long as the KG Loans remain outstanding, to pay that portion of the Basic Management Fee required to be loaned to the WKA General Partner as Manager Loans directly to the KG General Partner at the address provided in the Venture Agreement. Notwithstanding the payment of such sums to the KG General Partner, such sums shall be deemed to satisfy, to the extent thereof, the obligation of the Partnership to Manager under the terms hereof with respect to the Basic Management Fee. It is understood and agreed that the KG General Partner is an express third party beneficiary of the foregoing agreement.


                  5.7.     CERTAIN DEFINITIONS.  For purposes of this agreement:

                           5.7.1. RESORT GROSS REVENUES. "Resort Gross Revenues"
shall mean all gross revenues from all operations of the Resort, including, without limitation, all revenues from rooms, golf course (including dues and the first $5,000 of each initiation or membership fee but not amounts in excess thereof), marina, food and beverage, telephone, telex, interest, casino net wins, condominium net rentals, rentals or other payments from lessees, licensees, or concessionaires (but not including the licensees' or concessionaires' receipts), proceeds of business interruption insurance, and all other receipts (exclusive of tips, service charges added to a customer's bill or

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
statement in lieu of gratuities, which are payable to Resort employees, taxes collected and remitted to others, and the value of complimentary rooms, food and beverages, except those purchased by the casino), minus actual credits and refunds made to customers, guests or patrons. Subject to the foregoing adjustments, Resort Gross Revenues shall be determined in accordance with generally accepted accounting principles and the Uniform System of Accounts for Hotels as set forth in Section 3.1 of this agreement, except that in the event of conflict the definition of "Resort Gross Revenues" herein shall be controlling.

                           5.7.2.  RESORT OPERATING  PROFITS.  "Resort Operating
Profits" shall mean Resort Gross Revenues less all operating expenses of the Resort whether designated herein as an obligation of Manager, the Partnership or the Resort,, including, without limitation, (a) the Basic Management Fee; (b) marketing expenses; (c) repair and maintenance; (d) utility charges; (e) reserve for replacement of furniture, fixtures and equipment; (f) administrative and general expenses (including bad debt reserve) and (g) premiums for accident, health, workers compensation and other insurance furnished to or for the benefit of employees of the Resort and premiums for insurance of a similar nature; but prior to deducting (i) premiums for liability, property and casualty insurance;
(ii) depreciation of building, plant, furniture, fixtures and equipment; (iii) amortization of pre-opening expenses; (iv) financing costs including interest charges, principal payment and debt service; (v) capital expenditures and payments on leases other than amounts included in the reserve for replacement of furniture, fixtures and equipment; (vi) property taxes and taxes on income; (vii) the Incentive Management Fee; (viii) real property rentals.

                           5.7.3.  VENTURE AGREEMENT.  The  "Venture  Agreement"
shall mean that certain joint venture agreement dated January 12, 1990 between Kumagai Caribbean, Inc. and WKA El Con Associates pursuant to which the Partnership was formed.

         6.       INSURANCE.

                  6.1. INSURANCE. Manager shall procure and maintain, on behalf of and at the expense of the Partnership, consistent with the Approved Budgets, at all times during the Management Term, all such insurance as Manager and the Partnership shall deem advisable including, without limitation, fidelity liability insurance covering all of the Resort's employees authorized to deal with Resort funds, and the premiums for such insurance shall be included in the Annual Budgets and Approved Budgets. The Partnership shall maintain all necessary insurance for the Resort and the premiums therefor shall be included in the Approved Budgets. Manager shall not be required to maintain separate insurance.

                  6.2. INSURANCE STANDARDS AND REQUIREMENTS. The Partnership and Manager shall keep each other advised of applicable laws, rules or regulations and third parties having the right to determine insurance requirements for the Resort, including without limitation, the agreements under which the Loans are made and all insurance procured pursuant to Section 6.1 of this agreement shall meet or exceed any requirements of such applicable laws, rules or regulations and third parties having the right to determine insurance requirements for the Resort. Insurance procured hereunder shall be placed with insurance companies believed by Manager to be reputable and financially sound. All insurance hereunder shall name both Manager and the Partnership, as their interests shall appear and to the extent permitted by the insurance carrier shall name Manager as an additional insured at least to the extent of the Partnership's obligations under Section 6.3.1 hereof.

                  6.3.     INDEMNIFICATION.

                           6.3.1.   INDEMNIFICATION OF MANAGER.  The Partnership
shall defend and promptly indemnify Manager and save and hold it harmless from, against, for and in respect of and pay any and all damages, losses, obligations, liabilities, claims, encumbrances, deficiencies, costs and expenses, including without limitation, actual attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding, suffered, sustained, incurred or required to be paid by Manager by reason of (a) any breach or failure of any observance or performance of any representation, warranty, covenant, agreement or commitment made by the Partnership hereunder or relating to or as a result of any such representation, warranty, covenant, agreement or commitment being untrue or incorrect in any respect,


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

(b) injury or death to persons or damage or destruction of property due to any cause whatsoever, either in or about the Resort or elsewhere, as a result of the performance of this agreement by Manager, its agents, officers, directors or employees, or otherwise, irrespective of whether alleged to be caused, wholly or partially, by Manager, its agents, officers, directors or employees or (c) for any money or other property which Manager is required to pay out for any reasons whatsoever in performing its duties under this agreement, whether the payment is for operating expenses or any other charges or debts incurred or assumed by Manager or any other party, or judgments, settlements, or expenses in defense of any claim, civil or criminal action, proceedings, charge, or prosecution made, instituted or maintained against Manager or the Partnership, jointly or severally, because of the condition or use of the Resort, or acts or failures to act of Manager, its agents, officers, directors or employees, or arising out of or based upon any law, regulation, requirement, contract or award. Notwithstanding the foregoing, the Partnership shall not be liable to Manager pursuant to this Section 6.3.1 if any liability described above results from the willful misconduct, fraud or gross negligence by Manager, its officers, directors or employees who are not employed substantially full time in the management or operation of the Resort.

                           6.3.2.  INDEMNIFICATION  OF THE PARTNERSHIP.  Manager
shall defend and promptly indemnify the Partnership and save and hold it harmless from, against, for an in respect of and pay any and all damages,


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
losses, obligations, liabilities, claims, encumbrances, deficiencies, costs and expenses, including without limitation, actual attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding, suffered, sustained, incurred or required to be paid by the Partnership by reason of any injury or death of any person or damage or destruction of property due to the willful misconduct, gross negligence or fraud of Manager, its officers, directors or employees who are not employed substantially full time in the management or operation of the Resort.

                           6.3.3. PROCEDURE FOR INDEMNIFICATION. For purposes of
this Section 6.3, the party entitled to indemnification shall be known as the "Injured Party" and the party required to indemnify shall be known as the "Other Party." If the Other Party shall be obligated to the Injured Party pursuant to this Section 6.3 or if a suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Other Party may become obligated to the Injured Party hereunder, the Injured Party shall give prompt written notice to the Other Party of the occurrence of such event. The Other Party shall defend, contest or otherwise protect against any suit, action, investigation, claim or proceeding at the Other Party's own cost and expense. The Injured Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by the counsel of its own choice. If the Other Party fails timely to defend, contest or otherwise protect against any suit, action, investigation, claim or proceeding, the Injured Party shall have the right to defend, contest or otherwise protect against the same and upon ten days' written notice to the Other Party may make any compromise or settlement thereof and recover the entire cost thereof from the Other Party including without limitation, actual attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or compromise or settlement thereof. In the event the Injured Party elects at any time not to seek or continue to rely on indemnification from the Other Party with respect to any claim, suit, action or proceeding, it shall have the right to defend, contest or otherwise protect against the same at its sole cost and expense and the Other Party shall have no liability to the Injured Party in respect of such claim, suit, action or proceeding and no right to defend or participate in the defense of such claim, suit, action or proceeding. Anything to the contrary herein notwithstanding, prior to finally settling any such claim, suit, action or proceeding, the Other Party shall give the Injured Party notice of its intention to settle same and the terms of such proposed settlement. If the Injured Party shall object to such proposed settlement within ten days after its receipt of such notice, then the Injured Party shall thereafter, at its sole expense, assume the control and defense of such claim, suit, investigation action or proceeding. In such event, the Other Party shall not be relieved from its obligations hereunder but such obligation shall be limited with respect to the amount of such claim, suit, investigation action or proceeding in the sense that it may not be greater than the amount for which the same could have been settled as proposed by the Other Party and will not be greater than the amount for which it is ultimately resolved. If the Injured Party does not object to the terms of the proposed settlement within the aforesaid ten day period, then the Other Party shall have the right to consummate such proposed settlement upon the terms set forth in the aforesaid notice. Failure to give the Other Party timely notice of any claim, suit, action or proceeding shall in no way relieve such party from its obligation to indemnify the Injured Party except to the extent of losses actually caused to the Other Party by reason of such failure.

         7.       DAMAGE TO RESORT AND CONDEMNATION.

                  7.1.     CASUALTY DAMAGE.

                           7.1.1.  THE  PARTNERSHIP TO RESTORE.  The Partnership
shall, subject to the provisions of this Section 7.1, repair, restore, rebuild or replace any damage to, or impairment or destruction of the Resort from fire or other casualty provided, however, that such obligation shall be limited to the amount of insurance proceeds actually received by the Partnership in respect of such casualty plus $3,000,000. If the Partnership fails to undertake such work within 90 days after the casualty, or shall fail to complete the same diligently, Manager may, but shall not be obligated to, undertake or complete such work for the account of the Partnership and shall be entitled to be repaid by the Partnership therefor, and the proceeds of insurance shall be made available to Manager for such purpose. If the Partnership fails to undertake such work within 90 days after fire or other casualty, or shall fail to complete the same diligently, Manager, without prejudice to its rights against the Partnership arising from any breach by the Partnership of its obligations under this Section 7, may, at its election, terminate this agreement upon five days' written notice to the Partnership.

                           7.1.2. LIMITATION ON RESTORATION. If the Resort shall
be wholly destroyed or Substantially Destroyed (as hereafter defined) during the term of this agreement by fire or other casualty, the Partnership shall have the right and option, upon notice served upon Manager within 90 days after such fire or other casualty, to decide not to make any repair, restoration, rebuilding or replacement and to terminate this agreement upon 30 days' written notice. For purposes of this Section, "Substantially Destroyed" shall mean damage to the Resort in excess of $40,000,000.

                  7.2.     CONDEMNATION.

                           7.2.1. TOTAL CONDEMNATION. If the whole of the Resort
shall be taken or condemned in any eminent domain, condemnation, compulsory acquisition or like proceeding by any competent authority for any public or quasi-public use or purpose, or if such of the Resort's facilities shall be so taken or condemned resulting in the Resort being Substantially Destroyed or if such a portion of the Resort shall be taken or condemned so as to make it imprudent or unfeasible, in Manager's reasonable opinion, to use the remaining portion as a resort of the type and class immediately preceding such taking or condemnation, then in any of such cases, at the Partnership's election given in writing to Manager, the term of this agreement shall cease and terminate as of the later of the date of such taking or condemnation or Manager's receipt of notice of the Partnership's election to terminate this agreement.

                           7.2.2.  PARTIAL  CONDEMNATION.   If  such  taking  or
condemnation results in the Resort not being deemed Substantially Destroyed and such taking or condemnation does not make if unfeasible or imprudent, in Manager's reasonable opinion, to operate the remainder as a resort of the type and class immediately preceding such taking or condemnation, this agreement shall not terminate, but the Partnership, to the extent of the condemnation award plus $3,000,000, shall repair any damage to the Resort, or any part thereof, or alter or modify the Resort, or any part thereof, or reconstruct any facility so taken or condemned so as to render the Resort a complete and satisfactory architectural unit as a resort of the same type and class as it was immediately preceding the taking or condemnation.

         8.       TERMINATION.

                  8.1.     RIGHT OF TERMINATION.

                           8.1.1.   Notwithstanding   anything   herein  to  the
contrary, Manager may terminate this agreement if the Partnership shall fail to keep, observe or perform any covenant, agreement or provision of this agreement required to be kept, observed or performed by the Partnership, such termination to become effective thirty days after Manager shall have given to the Partnership written notice of such failure, and such failure remains uncured by the Partnership during such thirty-day period or, if such failure cannot be cured within such thirty-day period, the Partnership has failed during such thirty-day period to proceed promptly and diligently to cure such failure.

                           8.1.2.  The  Partnership  shall  have  the  right  to
terminate this agreement upon thirty (30) days prior written notice to Manager in the event that (a) WKA El Con Associates fails to pay at maturity (nine years after the Commencement Date) the full amount of all outstanding KG Loans, as that term is defined in the Venture Agreement; (b) WKA El Con Associates fails to immediately apply amounts received by it from the Partnership in respect of Deficiency Loans in repayment of outstanding KG Loans; (c) WKA El Con Associates fails to immediately apply the proceeds of Manager Loans in repayment of outstanding KG Loans or (d) Manager fails to make any required Manager Loan immediately upon its receipt of the Basic Management Fee as provided in Section
5.6 hereof and the Manager Loan Agreement. Such right shall be exercisable only during the 180 day period immediately following such default.

                           8.1.3.  The  Partnership  shall  have  the  right  to
terminate this agreement upon thirty (30) days prior written notice to Manager in the event that Manager shall have failed to meet the Performance Standards, as hereafter defined, for any two consecutive Fiscal Years commencing with the sixth full Fiscal Year during the Management Term. Manager shall be deemed to have failed to meet the Performance Standards in any Fiscal Year if the average revenues per room and average occupancy levels of the Resort are both less than 80% of the average revenues per room and average occupancy levels of Hyatt Dorado Beach Hotel and Candelero Hotel at Palmas del Mar, collectively, during the comparable period.

                           8.1.4.  The  Partnership  shall  have  the  right  to
terminate this agreement effective upon a consummation of a sale by the Partnership of all or substantially all of the Resort, provided the Partnership shall have given Manager at least 30 days prior written notice and provided further that if such sale occurs during the Management Term, the Partnership shall pay Manager the Liquidation Share (as hereafter defined).

                           8.1.5.  This agreement may be terminated upon 30 days
prior written notice to Manager in connection with a sale or other disposition of the Resort in connection with proceedings to foreclose the First Mortgage Loan or any other mortgage constituting a first lien of the Resort.

                  8.2. PAYMENTS. Upon termination of this agreement for any cause or reason including those set forth in Section 7 and Section 8.1 hereof, all amounts owing from the Partnership to Manager pursuant to this agreement for all periods prior to the date of termination, including the Basic Management Fee, the Incentive Management Fee and all expenses for which Manager is entitled to reimbursement, shall become immediately due and


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
payable provided, however, that the Incentive Management Fee shall be payable only in accordance with Section 5.4.1(A) hereof. The Partnership shall promptly determine and pay such amounts and if this agreement shall have been terminated as provided in Section 8.1.4, the Partnership shall immediately pay Manager an amount equal to Manager's Liquidation Share at the date of termination. Effective upon such termination, the Management Term shall cease and Manager and the Partnership shall cease to have any continuing obligations to each other except with respect to such payments, causes of action by reason of any breach prior to such termination and the indemnification obligations set forth in
Section 6.3 hereof. The payment by the Partnership of amounts due upon termination shall not operate as a waiver of any claims the Partnership may have against Manager for any breach by Manager of the terms of this agreement.

                  8.3. MANAGER'S LIQUIDATION SHARE. For purposes of this Section 8, "Manager's Liquidation Share" shall be an amount equal to 75% of the sum of the Individual Year Amounts for each Fiscal Year or portion thereof remaining between the date of determination ("Determination Date") and the date occurring 20 years after the Commencement Date. The "Individual Year Amount" for any Fiscal Year shall be an amount equal to the average of the Basic Management Fees and the Incentive Management Fees payable (whether actually paid or accrued) to Manager hereunder for the three full Fiscal Years which shall have passed immediately prior to the


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
Determination Date (or the average of all Fiscal Years if at least three full Fiscal Years have not passed prior to the Determination Date or $3,000,000 if at least one full Fiscal Year has not passed prior to the Determination Date) discounted to the Determination Date assuming an 8% simple interest factor and assuming further that each year's payment would have been made on the first day of such year.

                  8.4. NULL AND VOID. If (a) the Partnership shall not acquire the land and buildings for the Resort before September 30, 1990, or (b) the Partnership elects to abandon the Project or sell the Resort after such acquisition but prior to the Commencement Date, then in either of such events this agreement shall be deemed cancelled and of no force and effect and no party hereto shall have any obligation to the other hereunder except that the Partnership shall reimburse Manager for expenses incurred prior thereto which are otherwise expenses of the Partnership pursuant to the terms hereof and if the Project is abandoned or the Resort sold prior to the Commencement Date, the Partnership shall pay to the Manager any portion of the Development Fee earned through the date of termination.

         9.       MISCELLANEOUS.

                  9.1. ENTIRE AGREEMENT. This agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. No change, modification, amendment, addition or termination of this agreement or any part


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
thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

                  9.2. COUNTERPARTS. This agreement may be executed in one or more counterparts, and shall become effective when one or more counterparts has been signed by each of the parties.

                  9.3. NOTICES. Except as otherwise provided herein, any and all notices or other communications or deliveries required or permitted to be given pursuant to any of the provisions of this agreement shall be deemed to have been duly given for all purposes if sent by certified or registered mail, return receipt requested and postage prepaid, sent by express mail or other responsible overnight delivery service, hand delivered or sent by telegraph, telex or telephone facsimile as follows:

                           If to the Partnership, at:

                           c/o WMS Industries Inc.
                           767 Fifth Avenue - 23rd Floor
                           New York, New York  10153
                           Attention:  President
                           Telecopy:  (212) 319-9789

                                    and

                           Kumagai Caribbean, Inc.
                           c/o Williams Hospitality
                                    Management Corp.
                           P.O. Box 50053
                           San Juan, Puerto Rico  00902
                           Attention: President
                           Telecopy: (809) 791-7500

                           with copies to:


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

                           Whitman and Ransom
                           200 Park Avenue
                           New York, New York  10166
                           Attention: Jeffrey N. Siegel, Esq.
                           Telecopy: (212) 351-3131

                           Jones, Day, Reavis & Pogue
                           4100 Lincoln Plaza
                           500 North Akard
                           Dallas, Texas  75201
                           Attention: Brian D. Lafving, Esq.
                           Telecopy: (214) 871-0729

                  If to Manager, at:

                  c/o Mr. Hugh A. Andrews
                  Williams Hospitality
                           Management Corp.
                  P.O. Box 50053
                  San Juan, Puerto Rico  00902
                  Telecopy: (809) 791-7500

                           with a copy to:

                           Whitman and Ransom
                           200 Park Avenue
                           New York, New York  10166
                           Attention: Jeffrey N. Siegel, Esq.
                           Telecopy:  (212) 351-3131

or at such other address as any party may specify by notice given to other party in accordance with this Section 9.3. The date of giving of any such notice shall be three business days following the date sent by certified or registered mail, the next business day following delivery to a responsible overnight delivery service, the date hand delivered, the date sent by telegraph, telex or telephone facsimile.

                  9.4. WAIVERS. No waiver of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in writing.

                  9.5. SEVERABILITY. Should any clause, section or part of this agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this agreement which can be effected without such illegal clause, section or part shall nevertheless continue in full force and effect.

                  9.6. CHOICE  OF  LAW.  This  agreement   shall  be   governed,
interpreted and construed in accordance with the laws of the State of Delaware.

                  9.7. NON-ASSIGNABILITY. This agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns except that no assignee or successor of the Partnership shall be entitled to enforce any of the Partnership's rights under Section 9.10 hereof. This agreement shall not be assignable by any of the parties hereto without the prior written consent of all other parties hereto and any attempt to assign this agreement shall be void and of no effect, except that (i) Manager shall have the right, without consent of the Partnership, to assign all or any part of this agreement to a wholly owned subsidiary of Manager which shall assume the


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



obligations of Manager hereunder but such assignment shall not relieve Manager of any liability hereunder and (ii) the Partnership shall have the right to assign this agreement after the Commencement date without the consent of Manager in connection with a sale of the entire Resort provided that the purchaser of the Resort shall assume and be responsible only for the obligations hereunder with respect to periods following the date of such sale and the Partnership shall be responsible under this agreement only for obligations hereunder with respect to periods prior to the date of such sale. The Partnership shall not be responsible for obligations hereunder for periods following the date of such sale.

                  9.8. CAPTIONS. The headings or captions under sections of this agreement are for convenience and reference only and do not in any way modify, interpret or construe the intent of the parties or effect any of the provisions of this agreement.

                  9.9. NON-RECOURSE TO PARTNERS. The obligations of the Partnership hereunder shall be non-recourse to the General Partners of the Partnership and Manager shall look solely to the assets of the Partnership to satisfy such obligations.

                  9.10. LIMITATION OF REMEDIES. The general partners of the Partnership have agreed to make capital contributions to the Partnership of not less than $30,000,000 and to make Deficiency Loans to the Partnership of up to $20,000,000 in principal amount outstanding, all as provided in the Venture

Agreement and each of the general partners of the Partnership hereby covenants with Manager to make such capital contributions and Deficiency Loans as and to the extent provided in the Venture Agreement. Neither the Partnership nor the General Partners of the Partnership shall have any obligations to make, or any liability to Manager for damages incurred by Manager as a result of any failure to refusal by the General Partners to make, any additional loans or capital contributions or otherwise provide financing to the Resort except that Partnership shall remain responsible to Manager for amounts payable under
Section 5.1, 5.2, 4.12.2 and 6.3 hereof. The parties acknowledge that notwithstanding such contributions and Deficiency Loans and the proceeds of Loans, the possibility exists that the Partnership may have insufficient funds available to complete the Project as contemplated or that such funds, together with revenues generated from the operations of the Resort may be insufficient to enable the Partnership to fully perform certain of its obligations during the Management Term including those obligations set forth in Sections 3.3.1, 3.3.5, 4.1.1, 4.1.2, 4.5, 4.10, 4.12.1, 4.12.2, 4.12.4 and 4.13 hereof. If, despite the fact that the capital contributions and proceeds of Deficiency Loans and the Loans have all been used in connection with the Project and the operations of the Resort, the Partnership has insufficient funds available to meet its obligations under the Loans and/or this agreement, other than the obligation to pay the Basic Management Fee as provided in Section 5 hereof and to reimburse Manager for expenses under Section 4.12.2 hereof,

                                       57







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
at the Partnership's request, Manager shall refrain from enforcing its rights under such sections, other than the right to be paid the Basic Management Fee under Section 5.1 hereof and to be reimbursed for expenses under Section 4.12.2 hereof, to the extent necessary to afford the Partnership the opportunity to continue to operate the Resort, to meet its obligations to its lenders, or to obtain refinancing or additional financing, as the Partnership shall determine. Manager understands that in such event certain measures may be required to be taken by the Partnership to cut back on the expenses associated with the operation of the Resort which may adversely affect the operation of the Resort as a first class, luxury destination mega-resort and notwithstanding anything to the contrary in this agreement, Manager shall cooperate with the Partnership to reduce expenses revise budgets including Approved Budgets and otherwise comply with all reasonable requests of the Partnership designed to continue the Resort as a going concern. All revised budgets, when approved by the Partnership, shall thereafter constitute Approved Budgets for purposes of this agreement, including
Section 4.12.2 hereof. In such event, Manager shall nevertheless continue management of the Resort subject to the terms of this agreement, unless and until this agreement has been terminated as provided herein; however, Manager's obligations to operate the Resort as a first class, luxury destination mega-resort and to otherwise perform certain obligations hereunder shall be correspondingly suspended to the extent funds are not available for such level of operation.


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

The parties acknowledge that Manager's undertaking not to enforce its remedies under such circumstances is extraordinary and shall not be broadly construed. Nothing in this Section shall be deemed to constitute a waiver of any of Manager's rights to receive the Basic Management Fee and to be reimbursed for its expenses as provided in Section 4.12.2 hereof. This Section is only an agreement by Manager to temporarily refrain from asserting certain of its rights under this agreement and to claim damages as a result thereof. All such rights shall be reinstated in full on a going forward basis and Manager shall be entitled to require full compliance by the Partnership with its obligations under this agreement when the Partnership's financial circumstances permit. In the event expenses or operations of the Resort are curtailed under this Section
9.10 so that the Resort cannot be operated at a first class, luxury level, the Partnership's right to terminate this agreement under Section 8.1.3 hereof shall have no force and effect during the period that such expenses or operations were curtailed and once such expenses and operations have returned to normal, shall be applicable only to Fiscal Years commencing one full Fiscal Year after they shall have returned to normal. Nothing in this Section 9.10 shall be deemed to limit or curtail Manager's right to terminate this agreement under the provisions of Section 8.1.1 in the event the Partnership is unable to perform its obligations for any reason whatsoever, including those referred to in this
Section 9.10.


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
         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed on the date and year first above written.

                                    EL CONQUISTADOR PARTNERSHIP L.P.

                                    By:  WKA EL CON ASSOCIATES,
                                             a general partner

                                    By:  WMS EL CON CORP., Partner

                                         By:  /s/____________________________
                                             Norman J. Menell,
                                             President

                                                              and

                                    By:  KUMAGI CARIBBEAN, INC.,
                                             a general partner

                                         By:  /s/____________________________

                                             Takayuki Furuta, Chairman

                                    WILLIAMS HOSPITALITY MANAGEMENT
                                         CORPORATION

                                    By:  /s/____________________________
                                         Hugh A. Andrews, President


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


                   FIRST AMENDMENT TO THE DEVELOPMENT SERVICES
                        AND MANAGEMENT AGREEMENT BETWEEN
                      EL CONQUISTADOR PARTNERSHIP L.P. AND
                   WILLIAMS HOSPITALITY MANAGEMENT CORPORATION

                  This amendment ("Amendment") is made and entered into as of the 30th day of September 1990, by and between El Conquistador Partnership L.P., a Delaware limited partnership ("Partnership"), and Williams Hospitality Management Corporation, a Delaware corporation ("Manager").

                              W I T N E S S E T H :

                  WHEREAS, the Partnership and the Manager are parties to a development services and management agreement dated January 12, 1990 with respect to the El Conquistador Hotel to be acquired and developed by the Partnership in Fajardo, Puerto Rico; and

                  WHEREAS, the Partnership and the Manager desire to amend the Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties hereto hereby agree as follows:

                  Section 8.4, paragraph (a), clause (i) of the Agreement is hereby amended to change the date of September 30, 1990 set forth therein to January 31, 1991.

                  All other provisions of the Agreement shall remain in full force and effect except as amended hereby.

                                  EL CONQUISTADOR PARTNERSHIP, L.P., a
                                  Delaware limited partnership

                                  By:      WKA El Con Corp., General Partner

                                           By:    /s/___________________________

                                                     Norman J. Menell, President

                                   By:     Kumagai Caribbean, Inc.,
                                           General Partner

                                           By:    /s/___________________________
                                                     Shunsuke Nakane

                                   WILLIAMS HOSPITALITY
                                    MANAGEMENT CORPORATION

                                           By:     /s/__________________________
                                                      Hugh Andrews, President

                  SECOND AMENDMENT TO THE DEVELOPMENT SERVICES
                     AND MANAGEMENT AGREEMENT BY AND BETWEEN
                        EL CONQUISTADOR PARTNERSHIP L.P.
                 AND WILLIAMS HOSPITALITY MANAGEMENT CORPORATION

          THIS AGREEMENT is made and entered into as of the 31st day of January 1991, by and between El Conquistador Partnership L.P., a Delaware limited partnership (the "Partnership"), and Williams Hospitality Management Corporation, a Delaware corporation (the "Manager").

                              W I T N E S S E T H :

                  WHEREAS, the Partnership and the Manager are parties to a development services and management agreement dated January 12, 1990, as amended by agreement dated September 30, 1990 (the "Agreement"), with respect to, among other things, the construction, renovation and development by the Partnership of the El Conquistador Resort and Country Club in Fajardo, Puerto Rico (capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to such terms in the Agreement); and

                  WHEREAS,  the  Partnership's   acquisition  of  the  land  and
buildings on which the Resort will be located has been delayed beyond January 31, 1991; and

                  WHEREAS, the Manager has requested that the Partnership not permit the Agreement to automatically terminate as a result of the Partnership's failure to acquire the land and buildings for the Resort by January 31, 1991 as currently provided in Section 8.4 of the Agreement; and

                  WHEREAS, the Partnership has requested that as a condition to continuing the Agreement beyond January 31, 1991, that the Manager defer payment of portions of the Development Fee; and

                  WHEREAS, the Partnership and the Manager believe it is mutually beneficial to amend the Agreement to accommodate their respective requests.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

                  1. Section 8.4 of the Agreement is hereby amended to change the date on which the Agreement shall be deemed to automatically terminate by reason of the failure by the Partnership to acquire to land and buildings on which the resort will be located from January 31, 1991 to February 15, 1991.

                  3. Except as specifically set forth above all other provisions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.

                  IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the date and year first above written.

                                    EL CONQUISTADOR PARTNERSHIP L.P.
                                    Delaware limited partnership

                           By:      WKA El Con Associates,
                                    General Partner

                                    By: /s/ Norman J. Menell
                                        ----------------------------------------
                                            Norman J. Menell,
                                            Authorized Signatory

                           By:      Kumagai Caribbean, Inc.,
                                    General Partner

                                    By: /s/ Shunsuke Nakane
                                        ----------------------------------------
                                            Shunsuke Nakane, President

                                  WILLIAMS HOSPITALITY MANAGEMENT
                                        CORPORATION

                                   By: /s/ Hugh A. Andrews
                                       -----------------------------------------
                                           Hugh A. Andrews, President
3





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